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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     JULY 16, 2002
                                                     -------------

                                RADIAN GROUP INC.
                                -----------------
             (Exact name of registrant as specified in its Charter)

DELAWARE                                 1-11356                23-2691170
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(State or other jurisdiction of     (Commission File         (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)

1601 MARKET STREET, PHILADELPHIA, PA                                19103
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(Address of principal executive offices)                          (zip code)

                                 (215) 564-6600
                                 --------------
              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS


On July 16, 2002, Radian Group Inc. ("Radian") announced that it has called for redemption on August 15, 2002 all of the 800,000 outstanding shares of its $4.125 Preferred Stock, par value $.001 per share (the "Preferred Stock"), 72,000 shares of which are subject to a sinking fund redemption obligation on August 15, 2002. Accordingly, on August 15, 2002, Radian will redeem 72,000 shares of Preferred Stock at a price of $50.00 per share and the remaining 728,000 shares of Preferred Stock at a price of $54.125 per share, plus in each case an amount representing accrued and unpaid dividends on the shares to the date of redemption. All of the Preferred Stock is held by Commonwealth Land Title Insurance Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibit

         99       Press Release of Radian Group Inc. dated July 16, 2002.